Exhibit 99.2

31-Jul-2020

Cboe Global Markets, Inc. (CBOE)

Q2 2020 Earnings Call

CORPORATE PARTICIPANTS

Deborah L. Koopman

Vice President-Investor Relations, Cboe Global Markets, Inc.

Edward T. Tilly

Chairman, President & Chief Executive Officer, Cboe Global Markets, Inc.

Brian N. Schell

Executive Vice President, Chief Financial Officer & Treasurer, Cboe Global Markets, Inc.

Christopher A. Isaacson

Chief Operating Officer & Executive Vice President, Cboe Global Markets, Inc.

John F. Deters

Chief Strategy Officer, Cboe Global Markets, Inc.

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OTHER PARTICIPANTS

Richard Henry Repetto

Analyst, Piper Sandler & Co.

Michael Carrier

Analyst, Bank of America Merrill Lynch

Kenneth B. Worthington

Analyst, JPMorgan Securities LLC

James Steele

Analyst, Jefferies LLC

Chris Allen

Analyst, Compass Point Research & Trading LLC

Alex Kramm

Analyst, UBS Securities LLC

Ari Ghosh

Analyst, Credit Suisse Securities (USA) LLC

Kenneth Hill

Analyst, Rosenblatt Securities, Inc.

Brian Bedell

Analyst, Deutsche Bank Securities, Inc.

Christopher Harris

Analyst, Wells Fargo Securities LLC

Alexander Blostein

Analyst, Goldman Sachs & Co. LLC

Kyle Voigt

Analyst, Keefe, Bruyette & Woods, Inc.

Owen Lau

Analyst, Oppenheimer & Co., Inc.

Jeremy Campbell

Analyst, Barclays Capital, Inc.

Exhibit 99.2

Operator: Hello. Welcome to the Cboe Global Markets 2020 Second Quarter Financial Results Conference Call. All participants will be in listen-only mode. [Operator Instructions] After today's presentation, there will be an opportunity to ask questions. [Operator Instructions] Please note, today's event is being recorded.

Now, I'd like to turn the conference over to Debbie Koopman. Ms. Koopman, please go ahead.

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Deborah L. Koopman

Vice President-Investor Relations, Cboe Global Markets, Inc.

Thank you. Good morning and thank you for joining us for our second quarter earnings conference call. On the call today, Ed Tilly, our Chairman, President and CEO, will discuss the quarter and provide an update on our strategic initiatives. Then, Brian Schell, our Executive Vice President and CFO, will provide an overview of our financial results and provide updated 2020 guidance for certain financial metrics. Following their comments, we will open the call to Q&A. Also joining us for Q&A will be our Chief Operating Officer, Chris Isaacson; and our Chief Strategy Officer, John Deters.

In addition, I would like to point out that this presentation will include the use of slides. We will be showing the slides and providing commentary on each. A downloadable copy of the slide presentation is available on the Investor Relations portion of our website.

During our remarks, we will make some forward-looking statements, which represent our current judgment on what the future may hold, and while we believe these judgments are reasonable, these forward-looking statements are not guarantees of future performance and involve certain assumptions, risk and uncertainty. Actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements.

Please refer to our filings with the SEC for a full discussion of the factors that may affect any forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise after this conference call.

During the course of the call this morning, we will be referring to non-GAAP measures as defined and reconciled in our earnings material.

Now, I'd like to turn the call over to Ed.

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Edward T. Tilly

Chairman, President & Chief Executive Officer, Cboe Global Markets, Inc.

Thank you, Debbie. Good morning and thank you for joining us this morning. Before I begin, I would like to extend my sincere best wishes for the ongoing health and wellbeing of each of you and your loved ones as we continue to navigate these challenging times.

I'm pleased to report solid financial results for the second quarter of 2020 at Cboe Global Markets, clearly highlighting the strength of the diversification of our revenues. Our strong results were driven by record-trading volumes in US cash equities and multi-listed options, fueled by growth in retail trading activity and by continued growth in market data revenues.

Exhibit 99.2

You'll note I did not mention our proprietary products. I will cover those in a moment, but I want to pause here to quote a 2016 press release entitled, CBOE Holdings Agrees to Acquire Bats Global Markets to Strengthen the Company's Global Position in Innovative Tradable Products and Services, and Achieve Meaningful Cost and Operational Efficiencies. We went on to say in that release that “the Bats transaction will significantly expand CBOE Holdings' product line across asset classes, broaden its geographic reach with Bats' strong pan-European equities and global FX positions, and diversify its business mix with significant non-transactional revenue.” And that “CBOE expects to utilize Bats' leading proprietary trading technology by migrating trading in all of the combined company's markets onto a single, proven platform.” End quote.

This brief trip down memory lane will frame today's remarks, because no quarter more emphatically illustrates the fruits of a strategy that began four years ago than the second quarter of 2020, both in terms of our near-term financial results and in enhancing our long-term franchise value.

Our proprietary products are key to that strategy, but we have built upon them and created new revenue streams to grow in tandem with them. Our growth strategy has not changed since the close of our transformational deal; expand our product line across asset classes, broaden our geographic reach, diversify our business mix with recurring revenue and leverage our technology advantage. Let's take a look at the quarter through the lens of those growth drivers.

The Bats acquisition enabled us to strengthen our product set with new asset classes for Cboe, including U.S. and European equities and global FX, and to expand our market for multi-listed options. Our expanded product line left us well-positioned to offset unique challenges to trading in our proprietary products in a truly unprecedented environment, with record activity in US cash equities and equity options.

Furthermore, these products provided the foundation to invest in scaling our proprietary market data to drive recurring revenue streams, extend our presence further across the value chain into equities clearing and broaden the reach of our core services into a new adjacent geography, examples of investments made just this year to- date.

As discussed on previous calls, we've continued to methodically strengthen equities trading at Cboe through the implementation of new trading mechanisms and market enhancements and by leveraging the ability to cross-sell and competitively price our expanded offering. We saw those efforts pay off in the second quarter when U.S. equities trading at Cboe increased 82% over the previous year for an all-time quarterly average daily volume high of 2 billion shares traded.

Continued uptake in our Retail Priority program helped drive the record results. You'll recall we created Retail Priority to help improve execution quality and trading outcomes for individual investors and firms that facilitate their orders. Retail Priority orders have increased each month since their launch on Cboe EDGX in November of 2019 and represented 12% of shares executed on Cboe EDGX in the last two months.

In another example of our focus on equity product innovation, we recently filed a proposal with the SEC to launch Periodic Auctions on our BYX Exchange, similar to our Cboe Europe offering. Cboe Europe Periodic Auctions, a lit order book that runs auctions throughout the day, is designed to enable investors to quickly find liquidity and trade large quantities of stock with low market impact. It has proved popular among market participants after launching in 2015 and remains the leading European Periodic Auction, accounting for around 2% of daily order book trading in European equities. We believe the U.S. market will also value executing trades in a venue designed to provide minimal market impact.

Turning now to record trading and equity options. As you know, multi-listed options trading became highly

Exhibit 99.2

competitive over the past decade in a market that became increasingly crowded with new entrants. We remained committed to being a leader in the space through the operating leverage inherent in our business model, as equity options trading represented both incremental volume and revenue, complementing our proprietary product line.

With that backdrop, it was something of a revelation when we were kicking the tires at Bats and saw the enviable profitability they achieved in equity options by leveraging the efficiencies of their superior technology. The addition of EDGX and BZX options to Cboe and C2 meant we could not only compete with a broader array of market models, but that we could offer all four markets on the same advanced technology, further expanding our profit margin. This operating leverage provides a differentiated investment capacity and the flexibility to further capitalize on the opportunities inherent in each of our strategic growth drivers.

In addition to expanding our product line by asset class, we continue to expand and leverage our global footprint. As you know, we closed our acquisition of EuroCCP on July 1, which enhances our European equities offering and enables us to extend our business into trading and clearing European derivatives. We plan to launch Cboe Europe derivatives in the first half of 2021 with futures and options on six key European equity indices.

The development of derivatives products and markets is a sweet spot for us and we see a significant opportunity to expand the market for European equity derivatives through the introduction of a transparent, efficient, lit pan- European market. Our entire team is excited to bring our derivatives expertise to the European marketplace.

We also announced our plans in Q2 to acquire MATCHNow, Canada's largest alternative trading system, which will enable us to broaden our North American equities business and expand our geographic reach. MATCHNow offers a profitable, innovative equities platform in a key capital market and a strategic pathway to build a more comprehensive equities platform in Canada.

As I discussed earlier, this step into Canada demonstrates our commitment to profitable global expansion, thereby strengthening our combined offering, contributing to incremental scale and allowing us to reach important new participants. We expect to close the deal this quarter.

Another promise we made to the marketplace through our acquisition of Bats was to optimize and diversify our business mix with recurring revenue through trading tools and market data services that help attract repeat users to our markets. We've worked to steadily increase the market data revenues afforded us by the Bats deal, while successfully building out Cboe Information Solutions, our comprehensive suite of data solutions, analytics and indices. So much so that non-transaction related services were a key driver of our second quarter revenue growth.

Understanding risk has never been more important and the groundwork we laid over the past few years enabled us to effectively respond to the heightened demand for historical datasets and sophisticated analytics. And we continue to expand our toolbox. Last quarter, we discussed our recent acquisitions of Hanweck and FT Options, which, similar to our previous Silexx investment, highlight our commitment to investing in tools to grow the utility of our product suite and markets.

In June, we acquired Trade Alert, a real-time alerts and order flow analysis service provider, which allows us to deliver real-time trade data, market information and Cboe content directly to customers. Importantly, our integration of Trade Alert, along with Hanweck and FT Options now allows us to interact with the client throughout the lifecycle of a transaction – pre-trade, at-trade, post-trade – with insights, alpha opportunities, portfolio optimizations and seamless workflows.

Exhibit 99.2

Each of these investments complements and strengthens our comprehensive suite of data and analytics solutions, and we've made great strides on their integration and optimization. We have enhanced LiveVol and Silexx with Hanweck volatility and Greek data and have seen increased demand for Trade Alert, especially since our acquisition. We're also incorporating Hanweck data within our growing indices offering and plan to use Hanweck to drive real-time data in Silexx beginning this quarter.

Turning now to our proprietary products, as noted, we grew our quarterly revenues and earnings despite an unprecedented environment that offered institutions limited opportunity to trade volatility or broad-based indexes. The COVID-19 pandemic continues to severely impact the global marketplace. The failure thus far to contain the virus in the U.S., recent increases in unemployment and historic declines in GDP, among other key events, continue to drive elevated levels of market uncertainty.

The average daily closing price of the VIX Index in 2Q 2020 was 34.5, a higher quarterly value than any quarter over the past five years and levels not observed since the 2008 financial crisis. We are finding that the increased levels of uncertainty that drove institutional investors to de-risk and resulted in record volumes in the first quarter are now keeping institutional investors on the sidelines, waiting for more clarity around the longer-term impacts of the COVID-19 virus. This resulted in lower second quarter volumes for most of our proprietary products compared to the first quarter numbers. As we've said before, when these participants have clear views on where the market is headed, we expect once again to see elevated volumes.

We continue to see uptake, however, in our Cboe iBoxx iShares High Yield Corporate Bond Index futures, where we've seen gradual but steady market adoption since their launch in 2018. In response to investor demand, we recently announced our planned launch of Mini-VIX futures on August 10, subject to regulatory review. The smaller VIX futures contract is designed to provide additional flexibility and volatility risk management and greater precision when allocating among smaller managed accounts. iBoxx and Mini-VIX futures exemplify our ability to continue to expand our proprietary product offering.

In other proprietary product news, Cboe further strengthened its strategic relationship with FTSE Russell by extending its 2015 exclusive licensing agreement through 2030. We are excited to continue to work side by side with FTSE Russell in providing exclusive access to a suite of Russell-derived products. The extension of our agreement further solidifies Cboe's vantage point as the home for every major index provider.

Turning now to the trading floor, on June 15, we successfully and safely reopened the C1 trading floor and resumed hybrid trading. The return to Cboe's best-in-class hybrid trading once again provides investors unparalleled access to liquidity across the wide range of Cboe products. Our ability to quickly transition to an all- electronic trading environment, then to reconfigure our floor for a safe and orderly reopening, is a credit to the ongoing collaboration with our trading floor community. I would like to thank them for their efforts and willingness to work with us through these two historic firsts.

I would also like to thank the entire Cboe team for a great quarter despite the backdrop of a global pandemic that continued to proliferate alongside a historic uprising against racial injustice. The spotlight on racial inequity, past and present, has prompted us, as a team, to listen, reflect and define how Cboe can play a greater role in the solution by supporting organizations that fight for social justice, and by redoubling our efforts internally to strengthen our culture of diversity and inclusivity.

Our continued ability to generate positive financial results, reward shareholders, create new products and services, close highly strategic deals, and integrate new teams and services, all within an environment that we could never have imagined, is a testimony to the expertise, discipline and competitive spirit of the Cboe team.

Exhibit 99.2

Our disciplined approach and technology advantage have enabled us to expand and enhance our products and services, which include additional streams of complementary recurring revenue, reinforce our leading industry operating efficiency, and provide the flexibility to invest organically and inorganically in new growth vectors to sustain underlying momentum in the business. Thank you. And with that, I will turn it over to Brian.

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Brian N. Schell

Executive Vice President, Chief Financial Officer & Treasurer, Cboe Global Markets, Inc.

Thanks, Ed, and good morning, everyone. I hope everyone and their families are remaining safe and healthy. And I'd also like to thank all of the Cboe associates for their hard work and dedication helping make these results possible.

Let me remind everyone that unless specifically noted, my comments relate to 2Q 2020 as compared to 2Q 2019 and are based on our non-GAAP adjusted result. As Ed noted, we reported strong financial results for the quarter, highlighting diversification of our revenue streams and the contributions from our investments, delivering on our strategic initiatives.

Our net revenue grew 5% with net transaction fees up 2% and non-transaction revenue up 7%. Adjusted operating expenses decreased 7%, which combined with our revenue growth, resulted in adjusted EBITDA growth of 9%, resulting in an expanded margin of over 71%. The adjusted EBITDA margin on the incremental net revenue was 127%. And finally, our adjusted diluted earnings per share increased 16% to $1.31.

We grew our quarterly recurring revenue stream of proprietary market data and access and capacity fees by 8% compared to second quarter 2019, slightly above our prior year guidance. This increase includes over $3 million in market data revenue attributed to our first quarter acquisitions of Hanweck and FT Options.

Organic growth was 10%, which excludes the acquisitions and the shift of approximately $1 million in revenue reported in access capacity fees in 2Q 2019, which is now reported in transaction fee, as well as the temporary realignment of fees associated with the trading floor closure of over $3 million. The growth in proprietary market data and access capacity fees continued to be driven by incremental subscriptions and units, accounting for 83% and 69% of the growth this quarter, respectively.

In our last call, we noted that certain floor broker access and capacity fees were suspended due to the temporary floor closure and that we implemented comparable transaction-related fees targeted to achieve a neutral net revenue impact, all else remaining equal. This action shifted revenue in the second quarter, resulting in incremental transaction fee revenue associated with higher revenue per contract, or RPC, for our index options and lower access and capacity fees.

In conjunction with the floor reopening, certain floor broker fees were reinstated. Looking ahead, we now expect the underlying organic growth for the proprietary market data and access and capacity fee category to be mid-single digit. However, we now expect the reported growth rate for these non-transaction fees to be in the mid to high-single digits versus our previous guidance of low to mid-single digits, reflecting the reinstatement of certain fees as well as the acquisition of Trade Alert.

Now, a review of our segments.

In our Options segment, the 7% or $10 million increase in net revenue reflects growth in net transaction fees,

Exhibit 99.2

driven by our multi-listed options as well as higher market data revenue. Cboe's expanded suite of information solutions services accounted for the growth in options market data revenue, benefiting from our recent acquisitions. The average daily volume, or ADV, for multi-listed options rose 57%, hitting a new quarterly high, while RPC fell 12%. The RPC decline primarily reflects higher volume rebates and a shift in volume mix compared to the second quarter of 2019.

ADV for index options declined 18%, while RPC increased by 18%, resulting in a 3% decline in index options net transaction fee. The index RPC increase was mainly due to, one, a shift in volume mix as well as, two, the impact of temporary fee alignment I referenced earlier, and then, finally, the SPX fee increase implemented earlier this year. Assuming all else remains equal, we would expect index RPC to decline slightly in the third quarter, reflecting the reversal of certain second quarter fee changes post the floor reopening.

Turning to Futures, the 36% or $12 million decrease in net revenue primarily reflects a 44% decline in ADV and relatively stable RPC, offset somewhat by lower royalty fees.

In U.S. equities, net revenue increased 22% or $17 million, primarily due to higher transaction fees, with equities volume benefiting from the surge in retail trading activity. Our market share also increased year-over-year, reflecting our focus on innovative products, with particularly strong response to retail priority as well as enhanced direct marketing programs and greater dialogue with clients. The increase in market data revenue was driven by our higher market share as well as an increase in the total SIP revenue pool.

Net revenue for European equities decreased 6% on a U.S. dollar basis and 2% on a local currency basis, reflecting lower market volumes and lower market share, offset somewhat by higher net capture. The higher capture resulted from continued strong Periodic Auction and LIS volume. The net revenue decrease reflects a 13% decrease in transaction fees and a 14% increase in non-transaction revenue. The growth in non-transaction revenue reflects increases in access and capacity fees, primarily reflecting incremental connections with the opening of our Amsterdam office in October 2019. The decline in market share was primarily a result of significant market profile shifts and short sale bans, which reduced order flow to Cboe.

Net revenue for Global FX increased 5% this quarter, reflecting higher market share and a 5% increase in net capture, offsetting a 2% decrease in average daily notional value. The increase in market share primarily resulted from positive response to functionality enhancements, and the increase in net capture reflects a mix shift in volume by customer type. We set a new market share high and continue to reach new ADNV highs in our full amount offering as well as Cboe SEF for NDF's.

Turning to expenses, total adjusted operating expenses were about $96 million for the quarter, down 7% against last year's second quarter. The key expense variances include: 1) a $7 million decrease in professional fees and outside services, primarily a result of lower legal fees; 2) a $2 million decrease in travel and promotional expenses, reflecting the COVID-19 impact on travel and event sponsorships; 3) offsetting these declines somewhat, compensation and benefits increased by $3 million, resulting from the net impact of a $4 million increase in bonus expense this quarter, a $3 million increase results from lower capitalized wages relating to software development, and a $4 million decline in benefits expense due in part to a decrease in the adjustment of deferred compensation plan assets compared to the second quarter of 2019. Note that there is an offsetting charge in other income, resulting in no impact to earnings.

Looking ahead to the second half of 2020, we have updated our guidance to include EuroCCP and expenses related to our European derivatives growth initiative. We increased our guidance for 2020 adjusted operating expenses to a range of $436 million to $444 million, up $17 million from our previous range of $419 million to

$427 million, reflecting expenses of $24 million, predominantly relating to our new initiatives in Europe, offset

Exhibit 99.2

somewhat by expense reductions of $7 million, primarily in compensation and benefits, and travel and entertainment. I will also note that the 2020 expense guidance related to EuroCCP and the derivatives build-out includes one- time operating expenses of about $3 million that will not recur next year. We still expect total expenses to ramp up in the second half of the year as we redeploy some of the cost savings into marketing and promotional programs and we complete our Chicago headquarters build-out. As a result, we now expect our core expense growth to be down 1% to 2% versus our previous guidance of flat to up 1%.

We included in the appendix an updated detailed 2019 to 2020 expense bridge similar to what we provided in our last earnings call. A portion of the decline in the core expense growth is definitely attributable to the COVID-19 environment and its impact on travel and promotional, professional fees and to a certain extent, compensation expenses, but it was truly enabled by our migration of the C1 platform in 2019.

Turning to income taxes, our effective tax rate on adjusted earnings for the quarter was 26.7%, at the lower end of our guidance range and below last year's second quarter rate of 27.7%. The year-over-year tax rate decrease was primarily due to higher tax benefits recognized related to foreign-derived intangible income in the second quarter of 2020 versus 2019. We are reaffirming our 2020 full year tax rate on adjusted earnings, which is expected to be in the range of 26.5% to 28.5%. However, we expect third quarter to be at the higher end of that range.

We're also reaffirming our capital spending guidance for 2020 of $65 million to $70 million. While our move into the new Chicago headquarters has been delayed due to COVID-19, capital spending for this project is expected to be completed this year. Furthermore, we still expect depreciation and amortization to be $34 million to $38 million for 2020, which excludes amortization of intangibles of approximately $120 million in 2020.

Turning to capital allocation, let me underscore, we remain focused on investing in the growth of our business to build upon our diversified business model while returning excess cash to shareholders through dividends and share repurchases. Our financial position remained strong. We had excellent cash flow generation capabilities and a solid balance sheet. During the quarter, we returned $100 million to shareholders through share repurchases and $39 million through dividends. And at June 30, our share repurchase authorization available was nearly $330 million, reflecting an additional $250 million authorized in June.

At quarter-end, our debt remained at $875 million and we had $250 million in availability under our revolver, if a short-term funding need arises. Our leverage ratio remained at 1.0 times at quarter-end, and we ended the quarter with adjusted cash of $176 million.

Summarizing the quarter, we reported very strong quarterly results, including double-digit EPS growth despite muted volumes in our proprietary products. We continue to deploy capital into strategic investments, which Ed previously highlighted. We successfully reopened our trading floor with a modified floor layout, and Cboe's team of associates have shown perseverance and a keen ability to adapt in this extended work-from-home environment, all while continuing to deliver on our long-term growth initiatives. The entire leadership team and I couldn't be prouder of what we've accomplished thus far this year.

In closing, Cboe's financial strength and cash flow generating capabilities have positioned us well. We intend to remain opportunistic as we execute on our growth initiatives and focus on serving the needs of our customers and delivering sustainable returns to our shareholders while guarding the health and welfare of our associates.

With that, I will turn it over to Debbie for instructions on the Q&A portion of the call.

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Exhibit 99.2

Deborah L. Koopman

Vice President-Investor Relations, Cboe Global Markets, Inc.

Thanks, Brian. At this point, we'd be happy to take questions. We ask that you please limit your questions to one per person to allow time to get to everyone. Feel free to get back in the queue, and if time permits, we'll take the second question. Keith?

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Operator: Yes. Very good. Thank you. We'll now begin the question-and-answer session. [Operator Instructions] And the first question comes from Rich Repetto with Piper Sandler.

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Richard Henry Repetto

Analyst, Piper Sandler & Co.

Good morning, Ed. Good morning, Brian and Chris. First, that I agree Cboe is much more diverse platform than it was five years ago, for sure. But the question still – with investors still gravitates back to the proprietary products and the VIX products, et cetera. So, I guess, the question, open interest is low, you talked about a little bit the uncertainty, but what do you think will actually get – we're starting to see a little build in the VIX futures open interest. But what will get investors back? Because previously we thought the uncertainty is, that's when you use the products, I guess. And now, we're saying the uncertainty is uncertain and we're in sort of a stalemate position.

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Edward T. Tilly

Chairman, President & Chief Executive Officer, Cboe Global Markets, Inc.

Rich, good morning and thanks. It is a great question and it's one that we continue to ask institutional investors. You're right. The stalemate is probably the best description I would use. I'm with you. We look at a relatively flat volatility surface is really the most uncertain of times. There is no conviction either way. And as we said actually last quarter, you need to see the end of the event that's causing the uncertainty. And there's no end in sight, quite honestly. We don't know how this pandemic ends. We don't know when it's going to end. We don't know when institutions who have gone to the sidelines more aggressively – actually two times more greater --move to cash than we saw at the end of the financial crisis. That's incredible from an institutional perspective.

So, I don't know. None of us know when the event is going to end. But it is at that point that we think we'll see institutions reengage. It's when an uncorrelated market finds institutions back, and hedging goes back to macro hedging as opposed to micro single name hedging. So, I don't have a clear answer for you, but it's the same answer I gave you last quarter, when we can see the end of the event. Now, to be clear, the event doesn't have to end. We have to be able to see through the event, and that's when I think we get institutions to reengage off the sidelines, out of cash and reengaging in the unique products that we have at Cboe.

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Richard Henry Repetto

Analyst, Piper Sandler & Co.

Ed, would you say – would you agree that we are starting to see some steepness at least between the [indiscernible] (00:31:40) and the VIX curve front?

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Exhibit 99.2

Edward T. Tilly

Chairman, President & Chief Executive Officer, Cboe Global Markets, Inc.

We see an ebb and flow there, Rich. What I think is really interesting, and I'm anticipating a pickup more on the interest in and around the October and November, still we have the bump in October and November. That's going to be interesting, too. I think we do turn our attention as most are reading to the election cycle beginning in mid- August. So, I think we'll see trade around there and just positioning for the long term. That's an institutional play.

A little bit more color on engagement. We see retail really trading very, very short-dated options. In SPY, for example, 20% of the trades in SPY are opened and closed the same day, one-day expiry, 40% of the volumes within two days of expiry. That's not an institutional trading pattern. I think more likely, we will see some positioning around the election and positioning for the longer term, regardless of whether or not COVID is behind us, whether there is an end in sight. You need to position for this election.

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Richard Henry Repetto

Analyst, Piper Sandler & Co.

Got it. Thanks, Ed.

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Operator: Thank you. And the next question comes from Michael Carrier with Bank of America.

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Michael Carrier

Analyst, Bank of America Merrill Lynch

Hi. Good morning and thanks for taking the question. Brian, on the updated expense guidance, just two clarifications there, can you maybe help us out – and I know it's tough to do. But as we think about 2021, you've got some of the depressed like COVID costs, then you have a lot of the acquisition-related costs, but just some expectation kind of heading there. And then, I think on one of the slides you mentioned some of the revenues associated with the deals, but any context around that, because, obviously, [indiscernible] (00:33:31) but if you can give us some color on any related revenue that would be helpful. Thanks a lot.

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Brian N. Schell

Executive Vice President, Chief Financial Officer & Treasurer, Cboe Global Markets, Inc.

Thanks, Michael, good questions. And I think that, you're right, the crystal ball for 2021 is a bit of a challenge and we're going through that process now. I think that we've tried to give pretty good color on the acquisition related. So when you get to – I think it'll be a little cleaner in the third quarter. We'll highlight that. So when we get to the third quarter, we'll see that.

But I think you should get a pretty good sense of the acquisition run-rate. You should get a pretty good picture now when you look at the quarter and what the largest piece of that kind of on a go forward right now is the EuroCCP and the European derivatives build-out cost with – I mentioned that – kind of that – I'll call it that one-time start-up fees with getting that going that I don't expect to be part of the 2021 run rate.

The COVID-19 cost, that's also I think a really good question that a lot of firms are going to look at. There may be a – we're going to balance the – going back to normal, which, again, what is the new normal and are there things we can actually do as an organization, and all organizations can do, that actually are probably at a lower cost and get the job done than maybe what we were doing in the past. And so, probably it does not look like what the

Exhibit 99.2

structure looked like previously before the pandemic. So we're going to work our way through that. So we'll give you more guidance on what does that look like as we get closer to the fourth quarter and what does that run rate look like.

On the revenue associated, we tried to give some visibility to that with the EuroCCP when we provided the full year financials. And then, with the acquisitions within the group – within the information services group, with Hanweck and FT and Trade Alert, I think you're seeing that run rate effectively now when you look along there.

So when you add all those components, that should give you a pretty good sense of that at least base without an incremental growth going into 2021.

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Michael Carrier

Analyst, Bank of America Merrill Lynch

Got it. Makes sense. Thanks a lot.

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Operator: Thank you. The next question comes from Ken Worthington with JPMorgan.

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Kenneth B. Worthington

Analyst, JPMorgan Securities LLC

Hi. Good morning. I wanted to follow up on Rich's question. You mentioned how well the multi-listed options and cash equity volumes are doing, but how poor the environment is for index. And to Rich, you mentioned the micro versus the macro hedging. But we do continue to see high volumes for SPY, which you say is retail. But we also are seeing high volumes for the e-minis, which is definitely more institutional. And you have weekly options that I believe are designed for short-term hedging. So, could there be other explanations here beyond just the uncertainty because it seems like things still aren't quite lining up, given what we're seeing at competing products?

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Edward T. Tilly

Chairman, President & Chief Executive Officer, Cboe Global Markets, Inc.

No, I thought – I'm sorry, I thought I explained the SPY. So, the SPY in the very short term, those are day trades, of the 20% of the contracts that are traded with a one-day expiry, meaning expiration day. 50% of those are opening. So, 50% are closing. So, [ph] I'd make the leap (00:36:58) that those are day trades in SPY, not an institutional action. The statistics for SPX are a bit different, 20% of those trades are in within a few days. And that's just different. And the notional size of the contract for SPX has really been pure institutional and the bite- size really retail on SPY. So, a little different on the observations of what SPY is being used for. It doesn't appear to be a macro hedge. It appears to be a day trade. And SPX has not really been a day trade. There have been premium strategies used in the Weeklys, but those tend to be days and not hours. And that's the difference in the trading pattern that we've observed in this cycle.

So, I don't know what other insight to give, just that notional size being so different in SPX is just not gaining the day trade attraction that small notional SPY is.

...

Exhibit 99.2

John F. Deters

Executive Vice President, Chief Strategy officer, Cboe Global Markets, Inc.

And Ken, this is not – I mean, it's somewhat obvious, but this is not a Cboe-specific issue. When it comes to SPX and retail, we're actually seeing increased activity, but it is a more institutional product than others. And when you look across institutional products, I mean, I'd look to Europe, for example, great, great example, because those exchanges tend to trade and be more levered to institutional market participants. You've seen the results there.

In the U.S., look, I mean, there are not a lot of index options products out there outside of Cboe. There is at least one example you can look to that's not a Cboe product and you'll see that the results there are quite similar, if not more dramatic. So, the evidence is out there everywhere in terms of institutional participants on the sideline. And that's impacting our numbers in terms of SPX and VIX.

...

Kenneth B. Worthington

Analyst, JPMorgan Securities LLC

Yeah. I guess my point was e-mini is more institutional and that's seeing very high volume. So that's why I thought that maybe the institutional was doing well in the U.S. in macro hedging. I was trying to [ph] compare that with – (00:39:21)

...

Edward T. Tilly

Chairman, President & Chief Executive Officer, Cboe Global Markets, Inc.

Yeah. I think your observation in the June contract might be right, but as of late, looks like the same pattern we see in SPX. So love to see – maybe that's your internal data, but that's not – I'm looking at e-mini volume now and I don't have the same observation you do, Ken, but we'll certainly dig into it for you.

...

Kenneth B. Worthington

Analyst, JPMorgan Securities LLC

Thank you.

...

Operator: Thank you. And the next question comes from Dan Fannon with Jefferies.

...

James Steele

Analyst, Jefferies LLC

Good morning. This is actually James Steele signing in for Dan. Thanks for taking our question. So just on retail order priority. I'm just curious, what was the genesis of this offering and kind of how should we think about the market opportunity and where can this take share on EDGX?

...

Edward T. Tilly

Chairman, President & Chief Executive Officer, Cboe Global Markets, Inc.

Thank you for the question. Let me speak more broadly and Chris will dive down into retail priority and then periodic auction. This is a continuation to offer more services and order types to our customers who are looking for differences in trading U.S. equities. We look at the opportunities out there and just launching another exchange that doesn't have any new value add is interesting, but we think more interesting is offering more order types and

Exhibit 99.2

solutions for our customers.

So with your specific question, let me turn to Chris, but think of our longer-term view as more broadly offering solutions to our customers whether it's U.S. equities, U.S. derivatives, European equities, building European derivatives, that's really what we're about. So Chris can get more specific into customer priority and then perhaps a word or two on periodic auctions in the U.S.

...

Christopher A. Isaacson

Chief Operating Officer & Executive Vice President, Cboe Global Markets, Inc.

Yes. Thanks, Ed. So, James, as Ed mentioned, this is really focusing on the diversity of our business. So, if you think about retail priority in U.S. equities, we all know that with zero commissions, there's been a large retail push in work-from-home environment. Retail trading has really picked up. You've seen reports where retail trading or retail percentage of the market's gone up to maybe 25% of the market.

So, where retail priority has been above 100 million shares a day for us in ADV, we continue to see growth as more and more retail brokers as well as wholesalers sign on to this because of the execution quality they’re getting that is noticeably better. It's all data driven-based on [indiscernible] (00:41:46). So we see further growth here for retail priority as, obviously, a bunch of this volume that remains elevated despite the high volatility is coming from retail.

I'd also mention periodic auctions. As we said in the script, that's something we created basically out of nothing in Europe in 2015. Dave Howson and team built periodic auctions and now it's 2%-ish- about 2 percentage points of the entire European market. We want to bring something very similar here in the U.S. The market structure is a bit different, but we think the opportunity is similar to provide a higher trading size, lower impact innovation in our equities markets. These two things are really highlighting the fact that we plan to bring innovation in every market in which we operate. And we operate a lot of markets across five business lines in 15 markets every day and we plan to compete and innovate in each one of them. And these are just two examples of that.

...

James Steele

Analyst, Jefferies LLC

Understood. Thank you.

...

Operator: Thank you. And the next question comes from Chris Allen with Compass Point.

...

Chris Allen

Analyst, Compass Point Research & Trading LLC

Morning, guys. I was just wondering if you could give us some color in terms of what the revenues for EuroCCP were running in the first half of this year. [indiscernible] (00:43:11)

And maybe give us some incremental color just in terms of what you're doing to support the index launches in the first half of next year? You signed up Market Makers. What are the plans there?

...

Exhibit 99.2

Edward T. Tilly

Chairman, President & Chief Executive Officer, Cboe Global Markets, Inc.

Brian, why don't you start off with the model and Chris and I can talk about the indices?

...

Brian N. Schell

Executive Vice President, Chief Financial Officer & Treasurer, Cboe Global Markets, Inc.

Chris, looking to pull the first half numbers and we can certainly update that later. But I would say that the first quarter numbers – the first half numbers there was growth versus kind of – because I think we had published the 2019 numbers, but they saw a nice increase in the first quarter as overall volumes increased. So, they are running ahead of last year, at least the first six months to date. But we'll have to get back. We can publish that number or get that to you. I don't have that right at hand. I don't know, Debbie, if you have it or not, but it's certainly running ahead on a year-to-date basis relative to the prior year.

...

Edward T. Tilly

Chairman, President & Chief Executive Officer, Cboe Global Markets, Inc.

And let me begin. So, the indices – and Chris can talk a bit about the model, but we'll start with six European indices, the Cboe Eurozone 50, Cboe UK 100, Cboe Netherlands 25, Cboe Switzerland 20, Cboe Germany 30, and the Cboe France 40 and it will be calculated using Cboe market data with the exception of Cboe Switzerland

20. But the goal is really to light up these markets similar to U.S. market where there's continuous quoting from the open to the close. That is unique in the European model and it's something we're really good at. We've got interest from our Market Makers, liquidity providers, who are eager to post markets from the open to the close. And most importantly, the demand for access to Europe in a unified way is coming pretty broadly. So, there's been incredible buzz around our efforts since we announced the plan to offer derivatives.

Chris, you want to add anything?

...

Christopher A. Isaacson

Chief Operating Officer & Executive Vice President, Cboe Global Markets, Inc.

As Ed said, we're very excited by European derivatives because we've learned a lot of lessons over many decades in the U.S., especially recently, including during while the trading floor was closed and then reopened. We plan to apply in the European derivatives to bring that liquidity to the screen with better tight quotes than there are today where the markets – frankly, are a call around market with wide quotes. So, a lot of demand here from Market Makers and we think the end users will be there as well, as they see the quote quality. So, very excited about launching European derivatives in the first half next year, as we're integrating EuroCCP and then building upon our technology advantage with utilizing the Cboe technologies we have in the U.S. in Europe to really catapult us into launching that market.

...

Chris Allen

Analyst, Compass Point Research & Trading LLC

Thanks, Chris.

...

Exhibit 99.2

Operator: Thank you. And the next question comes from Alex Kramm with UBS.

...

Alex Kramm

Analyst, UBS Securities LLC

Yeah. Hey. Good morning. I guess, you addressed some of this already a couple of questions ago when you talked about equities but – and how you differentiate yourself. But considering that MEMX is starting up here and a couple of other exchanges in the next couple of months before we talk next, any other color you can provide how you prepare yourself for that to be able to compete aggressively day one when these others are going to compete aggressively on day one?

...

Edward T. Tilly

Chairman, President & Chief Executive Officer, Cboe Global Markets, Inc.

Well, I think – you're right, Alex, and good morning. We did try to differentiate. We're going to differentiate by uniqueness in handling customer orders with our customer priority or a periodic option, those are differences. I think you point out with a MEMX launch, it's not a new story. MEMX, our guess, will be aggressive bordering on irrational pricing in the beginning to earn share. That's not surprising. We tend not to chase irrational pricing in any of our models, but we anticipate that's how they'll begin.

We will continue to offer solutions to customers and Chris spent a little bit of time on that, so nothing new to add there. Sorry, if that doesn't answer your question. We think this is an exchange that's just coming in on price and really not anything unique on order handling at this point. Now, we could be surprised in the future, but right now that's the way we look at MEMX. Chris?

...

Christopher A. Isaacson

Chief Operating Officer & Executive Vice President, Cboe Global Markets, Inc.

And Alex, I'd just mentioned MEMX obviously have been a long time in the making. We have respect for their ownership base and them as competitors. We welcome the competition. But we feel like we're well-prepared to compete. And as I mentioned previously, we have a lot of innovations we're bringing to the equities market. It's going – has been very competitive and will remain very competitive. And we think we're well-positioned into the future even if MEMX and others join.

...

Alex Kramm

Analyst, UBS Securities LLC

All right. Cool. I'll jump back in the queue. Thanks.

...

Edward T. Tilly

Chairman, President & Chief Executive Officer, Cboe Global Markets, Inc.

Thanks, Alex.

...

Operator: Thank you. And the next question comes from Ari Ghosh with Credit Suisse.

...

Exhibit 99.2

Ari Ghosh

Analyst, Credit Suisse Securities (USA) LLC

Hey. Good morning, everyone. So just circling back to the recent deals that you talked about, Hanweck, FT

Options, Trade Alert, they fit really nicely into your broader info services business. But can you maybe talk about the strategic vision for MATCHNow? Areas you see right for disruption outside of the acquired market in Canada? And then, Brian, any higher level color around sort of magnitude of investment need around this initiative in 2021? And again, I appreciate the fact that you might be limited to what you can say, but looking for more – just a high- level commentary on this.

...

Edward T. Tilly

Chairman, President & Chief Executive Officer, Cboe Global Markets, Inc.

Brian, do you want to start?

Brian N. Schell

Executive Vice President, Chief Financial Officer & Treasurer, Cboe Global Markets, Inc.

Yes, I mean, as far as the magnitude of the need, I will say that – I'll try to frame that in the context of what we've done. I'm not 100% sure what that question involves, but I'll take a shot at the hypothesis of which you're asking for. The business that we have invested in that are now part of Cboe, the good news is that they are already profitable. They're already contributing. They're already integrated as far as what we have closed. Obviously, EuroCCP is a little bit further down the path there, but the ones you mentioned on the information services group, I will mention that. And so, there's not a lot of necessarily incremental investment or Cap Ex or things along those lines. If that was, call it, a tangent of one of your questions.

From a broader capital allocation perspective, it's really a very similar story as continuing to look at those things that, again, continue to help drive the growth of proprietary products. They continue to help our expansion into new jurisdictions. They continue to leverage the existing asset classes. So with our balance sheet, we have a lot of flexibility. If we have to access the capital markets from a debt perspective, that's easy to do from where we are. It's a terrific interest rate environment to be able to do that. So, that's a very broad question, but I'll just say I'll leave you with, of what we've acquired, it's fairly well integrated. And I think we've laid out kind of what is required in the overall investment needs. So, I'm not as concerned that that is going to be a big cash draw and should something come to fruition that requires more balance sheet leverage, we think we have the capacity to do that.

...

Edward T. Tilly

Chairman, President & Chief Executive Officer, Cboe Global Markets, Inc.

And then specific to MATCHNow, Chris and John.

...

Christopher A. Isaacson

Chief Operating Officer & Executive Vice President, Cboe Global Markets, Inc.

I’d just say, Ari, that one of our strategic growth drivers is, as Ed mentioned in the script, is obviously, geographic expansion as well as asset class diversification. So, MATCHNow fits very nicely into our North American equities business. Let’s us get into a new geography. If you look at the way in which we expanded in new geographies, given the Bats heritage in Europe starting with a relatively small footprint, and then over time growing to a greater scale. We look forward to integrating MATCHNow into Cboe using our world- class technology, and then over time growing our footprint there potentially beyond where we're starting. So, quite excited about this. And as Brian mentioned, it's a profitable business,

Exhibit 99.2

which fits very nicely.

...

John F. Deters

Chief Strategy Officer, Cboe Global Markets, Inc.

Ari, this is John. I'd really emphasize all those points. This is a strategic priority for us. You see on the very first page of our deck, it's one of the top, call it, seven global equity markets adjacent to us, very sophisticated market participants. We will continue to look at markets like this and pick our sweet spot for entry. We like this spot for entry because it's a unique platform in Canada, very, very strong position in the new and growing dark segment of the market. There's a very different market structure in Canada and this is a new offering to the market. So, we like that start point. We like it’s profitable. And from there, we're creating a map to grow our presence in Canada.

...

Ari Ghosh

Analyst, Credit Suisse Securities (USA) LLC

Got it. Thanks, guys.

...

Operator: Thank you. And the next question comes from Ken Hill with Rosenblatt.

...

Kenneth Hill

Analyst, Rosenblatt Securities, Inc.

Hi. Good morning, everyone. I had a question on closing auction. I know that kind of got started here in the U.S. at the height of the pandemic, beginning of March. I was hoping you could provide an update on what you're seeing from a volume perspective. And then maybe more broadly, how you would expect that to trend here going forward and maybe what might help bring volumes up a little bit higher. Is it more interaction with customers? And are you still able to do that in this COVID environment?

...

Christopher A. Isaacson

Chief Operating Officer & Executive Vice President, Cboe Global Markets, Inc.

Ken, good question. Thanks for asking. So, we did see our first trades on Cboe Closing Cross or Cboe Market Close here in the US here this summer, so, we're excited about that. We have seen a lot of our large customers who would use this product kind of come out of change freezes as they've adapted to this COVID-19 work-from-home environment. So, those change freezes have thawed. I'd also mention the 3C. The Cboe Closing Cross in Europe has started to see some nice volumes. We've seen actually in June almost €20 million a day across Cboe Closing Cross. So, we're still very excited about both products, both in Europe and the U.S. We think there's demand for this given the relatively very high margins that the primary listing exchanges have during the Closing Cross, and that's still a large percentage of the market. If you look in first quarter and second quarter, still between 5% and 6% of overall volume was happening at the close. So, it's a part of the market that we are competing in and plan to compete in even more aggressively.

...

Kenneth Hill

Analyst, Rosenblatt Securities, Inc.

Thank you.

...

Exhibit 99.2

Operator: Thank you. And the next question comes from Brian Bedell with Deutsche Bank.

...

Brian Bedell

Analyst, Deutsche Bank Securities, Inc.

Great. Thanks. Good morning, folks. Thanks for taking my question. Just want to come back to the proprietary trading, a different angle on that. What you can organically do to improve that trading in the near to intermediate term? And the [indiscernible] (00:54:50) is the trading floor, how is that going? Do you see that actually helping volumes or is that getting overwhelmed by the environment? And the complex order of technology, the order type functionality that you're building out for the index options, maybe an update on that and whether you think that will contribute. And then, of course, on the Mini-VIX that you talked about today, if you think retail will play in that and that could stimulate fixed volumes.

...

Edward T. Tilly

Chairman, President & Chief Executive Officer, Cboe Global Markets, Inc.

Great questions, Brian. Let me start with the trading floor. No, I don't think – I know the trading floor is not overwhelmed by any circumstances. As a matter of fact, we think the reopening of the floor and the reconfiguration is highly effective. The feedback from brokers and Market Makers is they are ready. They're ready for today's volume and more. So, we think we're well positioned for the eventual return of those most complex orders in a hybrid environment.

As to preparing for and what we hinted to last time was we need to be ready. Should we need to close the floor if the state or the country changes its phasing during this pandemic. Chris will give you an update on that readiness. You may know that publicly we filed rule filings for a virtual approach to trading. A lot of the gaps we noticed in being able to access the supply of deep liquidity of SPX Market Makers was a bit, at times, encumbered by an all-electronic environment and we struck out and needed to solve for that. So, Chris can give you an update on that progress.

And then, for Mini-VIX, yes, we do think there will be retail engagement here. That is exactly why we're launching Mini-VIX at this time. There's been great interest in smaller-sized contracts, smaller notional contracts that is really retail-friendly. (00:56:58) It goes back to a lot of the observations that Ken had earlier in the Q&A. And we look forward to that launch, again, pending regulatory review, in August.

And then, most importantly, education remains the key driver in organic growth. It's those touch points and engagement with the massive amounts of interest in the broad U.S. market who are still not engaged in derivative speculation or derivative hedging. That's always going to be the target and finding new ways in this environment to reach out, touch, engage and to teach is what we've been doing over the past months. And I think we're making great progress, given the current environment. But I don't want to leave without Chris's answer as to how we've done and our readiness, pending regulatory approval of our solution for virtual trading floor.

...

Christopher A. Isaacson

Chief Operating Officer & Executive Vice President, Cboe Global Markets, Inc.

Yes, absolutely, Brian. So, we have been working behind the scenes on this virtual trading floor concept should we need to close the trading floor again because of COVID-19 and if there are any further outbreaks in the Chicago area. So, we've been working very closely. We filed with the SEC June 12. So, you can look at that filing.

Exhibit 99.2

And it just gives us another option – another choice if we would have to close.

I'd also mention, we learned a lot through going all electronic, while the floor closed for about three months, and we accelerated some of the functionality we had with our Silexx platform in order to effectuate a lot of trading during that time. So, it's not just the virtual trading floor efforts we're making, but also the efforts on our OEMS with Silexx also.

And then, just one last thing on Mini-VIX, I've mentioned that the Market Maker engagement has been tremendous. The commitment there to this product as we believe retail participation will be high and retail interest is high, so we're very excited about that.

...

Brian Bedell

Analyst, Deutsche Bank Securities, Inc.

Great.

...

John F. Deters

Chief Strategy Officer, Cboe Global Markets, Inc.

Brian, this is John. Just on retail again, I mean, while we see cyclical trough in institutional retail, we believe there is a secular catalyst and we're leaning into it. Mini-VIX is a great example. I think, Target Outcome products are another great example. Just an amazing performance over the past 12 months because of retail's attention to this product and we've done a lot of engineering around that. And then, our internal data project that helps us understand what retail is doing and educate, Chris mentioned, we are leaning into the secular growth story on retail. They like that quite a bit.

...

Brian Bedell

Analyst, Deutsche Bank Securities, Inc.

And do you have the online brokers signed up yet or are they're just waiting to see the product get launched first before they put that on their platforms?

...

John F. Deters

Chief Strategy Officer & Head-Multi-Asset Solutions, Cboe Global Markets, Inc.

Mini-VIX, is your question?

...

Brian Bedell

Analyst, Deutsche Bank Securities, Inc.

On the Mini-VIX, yeah.

...

John F. Deters

Chief Strategy Officer & Head-Multi-Asset Solutions, Cboe Global Markets, Inc.

Yes, the online brokers are very supportive of this. They see quite a bit of demand behind the product.

...

Exhibit 99.2

Brian Bedell

Analyst, Deutsche Bank Securities, Inc.

Okay.

...

Edward T. Tilly

Chairman, President & Chief Executive Officer, Cboe Global Markets, Inc.

It's typical of a product launch. We started with the target that we believe and of course, the conversations and the design then we bring in exactly the retail online brokers to your point. So, yes, there's been great dialogue and interest expressed in that size contract for VIX.

...

Brian Bedell

Analyst, Deutsche Bank Securities, Inc.

Great. Thanks very much for all the detail. Thank you.

...

Edward T. Tilly

Chairman, President & Chief Executive Officer, Cboe Global Markets, Inc.

Sure.

...

Operator: Thank you. And the next question comes from Chris Harris with Wells Fargo.

...

Christopher Harris

Analyst, Wells Fargo Securities LLC

Great. Thanks. So we've already talked about the COVID-related overhang affecting the VIX. But how are you guys thinking about how the Fed might impact the franchise? And I guess what I'm wondering is, is quantitative easing and zero rates good or bad for the VIX franchise, do you think?

...

Edward T. Tilly

Chairman, President & Chief Executive Officer, Cboe Global Markets, Inc.

I think it's a broader question than the VIX franchise. I think that in low interest rate environment, the search for a return really lends basic overwrite strategies, long positions in equities, but the overwrite strategy or premium harvesting that we've seen in past environments in low interest rates, really lends well for derivatives trading overall. The constant role and harvesting premium has been a pattern we've seen in very low interest rates environments where there's a search for yield. It's just that simple.

So, we think the continuation of a low environment will be very positive for those that will learn how to harvest premium and/or simple overwrite strategy of long equity positions after what has been a bull run in a handful of stocks. We think maintaining those positions with derivatives and low interest rate environment will continue.

...

Operator: Okay. Thank you. And the next question comes from Alex Blostein with Goldman Sachs.

...

Exhibit 99.2

Alexander Blostein

Analyst, Goldman Sachs & Co. LLC

Great. Good morning. Thanks, everyone. So question for you guys around European equities, European cash equity. This is a business that doesn't get a ton of focus. But curious what's been behind recent acceleration in market share losses there and whether or not there are any efforts in place, whether it's pricing or market structure related to call some of that back? And I guess [indiscernible] (01:02:47) that I'm curious whether the efforts you guys are doing on the European derivative side could benefit the European cash business as well? Thanks.

...

Edward T. Tilly

Chairman, President & Chief Executive Officer, Cboe Global Markets, Inc.

It's a great question and yes, there's been incentives in place. And of late, we've had some great success in share. So, I'll turn over to Chris to describe a little bit of the new program that we put in place to better incent BBO pricing. It's really an added maker incentive in our lit book. We've seen early wins as we've begun to roll this out across geographies. But, Chris, a little bit more color.

...

Christopher A. Isaacson

Chief Operating Officer & Executive Vice President, Cboe Global Markets, Inc.

Absolutely. So, Alex, we did see a dip in market share in Europe, but we've seen actually a return, a growth here. Actually, in July, we're above 18%, which is actually above where the Q1 market share was and that as a result as of, as what Ed said, the additional liquidity provider scheme we put in place. It's really focused on the CXE lit book there. We've rolled that out across most of the European markets and we'll do it on the remainder very soon. So, Dave Howson and team have done a great job of engaging with our clients, putting in a liquidity provider scheme that will – helps improve market quality and therefore, the volume is following.

I'd also mention on that that one of the things that was a drag on market share was short sale bands that have since fallen off, but it's been helpful for our market share and overall volumes.

...

Operator: Thank you. And the next question comes from Kyle Voigt with KBW.

...

Kyle Voigt

Analyst, Keefe, Bruyette & Woods, Inc.

Hi. Thanks for taking my question. Maybe just a question regarding the Credit Suisse delisting of a number of their volatility exchange-traded products that happened earlier this month. I think they also noted that they were delisting those to better align their product suite with their strategic growth plan. So, I'm just wondering could you provide some more color there. I mean, obviously, they're a partner of yours. Just wondering if you think them deemphasizing these products and delisting them on exchange-traded product side could have broader implications for the franchise.

...

Edward T. Tilly

Chairman, President & Chief Executive Officer, Cboe Global Markets, Inc.

Actually, we've maintained all along whether it's an issuer of an ETP or an ETF or a liquidity provider who pivots and changes their focus, there is always someone in some institution willing to fill the gap if there's customer demand. So, as we anticipated, we're already seeing inflows from other ETPs, and new funds are being created

Exhibit 99.2

to fill the void created by TVIX. So, not surprising, we saw in June 22, I think, that TVIX delist announcement where there AUM declined to about $600 million from $1.5 billion. But at the same time, we saw UVXY, which is a

1.5 times levered ETP increased to $1.2 billion in AUM from $700 million and Fubon increased to nearly $700 million from $500 million.

So, net-net, if you look at the complex of TVIX, UVXY and Fubon, if I add those together, before launch and today, we're down about $200 million out of $2.5 billion. So – and that's all before the new – there's a new 2 times long ETF filed at the SEC from volatility shares that still has not launched. So, we always see someone willing to fill the gap if there's customer demand for products. So, I don't think there's at this point any long- term effect of one group exiting and others we see willing to step-up and take the place because there's customer demand for this kind of exposure. So, at the end of the day, I think you'll nothing to – up to growth because there's demand for the products.

...

Kyle Voigt

Analyst, Keefe, Bruyette & Woods, Inc.

Great color. Thanks, Ed.

...

Edward T. Tilly

Chairman, President & Chief Executive Officer, Cboe Global Markets, Inc.

Thanks.

...

Operator: Thank you. And the next question comes from Owen Lau with Oppenheimer.

...

Owen Lau

Analyst, Oppenheimer & Co., Inc.

Good morning. Thank you for taking my questions. Going back to MATCHNow and I want to ask the question slightly differently. Do you think you will have the critical mass in Canada right now and – or maybe after the acquisition? And what kind of a metrics and timeline you are looking at to gauge whether you want to expand further in Canada? Thank you.

...

Edward T. Tilly

Chairman, President & Chief Executive Officer, Cboe Global Markets, Inc.

It's a great question. I would say – since we haven't closed yet, we will learn a lot on integration. As you may or may not recall from our announcement, we're able to keep the team that's built MATCHNow, which is an incredible addition to us and the entire MATCHNow team will be joining our North American equities division. And it's with that insight and learning from one another that we'll be assessing whether or not and how to expand in Canada, whether it's with MATCHNow growing or if we have to look at other alternatives for growth in Canada.

So we're not done. We haven't closed, nor have we been able to really seek the incredible insight into the Canadian equities market from the MATCHNow team. So please give us a little patience until we close so we can share with you our vision for Canada. We love the market, a lot of the same customers, but we're going to be introduced to new customers as well. So let us assess that a little bit more after we close and I think we can to be a whole lot more transparent once we get closing and able to share with you some more vision.

Exhibit 99.2

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Owen Lau

Analyst, Oppenheimer & Co., Inc.

Okay, will do. Thanks for the color.

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Operator: Thank you. The next question comes from Jeremy Campbell with Barclays.

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Jeremy Campbell

Analyst, Barclays Capital, Inc.

Hey, guys. Thanks. Ed, on the prior call, I think you guys had discussed like CME's launch of micro e-mini futures, was kind of oddly correlated with the rise of your XSP options. I'm kind of wondering a couple of things. One, how do you see the pending launch of the CME's options on those micro contracts with the correlation to your options complex?

And then maybe just a bigger picture one, now that basically the notional sizes have gotten cut down dramatically in all equity derivatives over this past year, if there's any kind of network externalities, if you will, from you guys going to a Mini-VIX on kind of industry-wide equity derivative participation?

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Edward T. Tilly

Chairman, President & Chief Executive Officer, Cboe Global Markets, Inc.

That's great. I love the way you frame the question because we do look at the opportunity as really an ecosystem. And the most successful ecosystems and trading environment is one where there is deep liquidity for institutions. There is small bite-sized liquidity for customers. That interaction is incredibly powerful because you can actually satisfy the demand from any size user. And then, from our perspective, we're able to take it further advantage by having volatility products linked to both. So, it's that ecosystem that's the most powerful and we do grow the pie in its entirety, including the futures of CME.

The big difference really from a retail size micro option is the difference – the huge difference -- between retail investors who have securities accounts and the very few retail investors that have futures accounts. There just are not that many. They tend to be the most sophisticated that go and continue to click through online retail brokers for futures accounts.

What we've learned also, and it goes really back to Ken's question, the beauty of having a research department here at Cboe is I've had people digging for the growth that Ken sees in e-minis and compared to SPX and options on e-minis, I haven't seen it. We can't find it. It looks pretty flat lined to us, but it's a comparison that we'd like to take up with Ken later. But more to your question, yes, we see the entire pie growing when we can attract more customers into the complex and we think, well, we both will benefit if the pie grows. Love to see futures grow at CME by the way. That means that there's institutions being satisfied and their derivatives tend to trade with us when prices are set.

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Exhibit 99.2

Jeremy Campbell

Analyst, Barclays Capital, Inc.

Great. Thanks a lot.

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Operator: Thank you. And then the next question is a follow-up from Richard Repetto with Piper Sandler.

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Richard Henry Repetto

Analyst, Piper Sandler & Co.

Yes. Hi, Ed. I know the call's been on pretty long, but I did have a – just quickly if you can go through the periodic auction, because, like, in Europe, there's no Reg NMS [indiscernible] (01:11:51). So just quickly some of the details on why – how it'll work here? Will you still get SIP market data revenue from – if you do pick up share and is it lit or dark? And I apologize, I haven't read the filing, and these details maybe are there, but anyway.

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Edward T. Tilly

Chairman, President & Chief Executive Officer, Cboe Global Markets, Inc.

Rich, look, as for time, this is our time with you, so please don't apologize for that. We definitely appreciate the follow-up question. What we do in the U.S., currently in the U.S. market is lit, but I'll have Chris give you a little bit more color on the – importing the expertise and what we've learned in Europe to our markets here in the U.S. But yes, currently, we play in the lit market in the U.S.

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Christopher A. Isaacson

Chief Operating Officer & Executive Vice President, Cboe Global Markets, Inc.

So on periodic auctions, Rich, obviously there's no trade through rule in Europe, but there is in the U.S. We'll be abiding by that. This is all in the rule filing, but the details are there'll be a certain amount of transparency around periodic auctions, but not too much as to create market impact. We'll be abiding by the trade through rule.

But there will be periodic and kind of (01:12:59) randomized auction periods, so as to minimize that market impact. So, we've taken what we've learned in the market construct in Europe and we're applying to U.S. market structure under Reg NMS.

We especially think this might be useful for some securities where – some more illiquid securities, frankly, that are harder to trade in a purely continuous market, where there has been a lot of market structure discussion about the best way to facilitate trading in those securities. So, that's just one of many things we're doing across the globe and applying lessons learned in one geography or asset class to another.

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Edward T. Tilly

Chairman, President & Chief Executive Officer, Cboe Global Markets, Inc.

And on the SIP question, Chris?

Exhibit 99.2

Christopher A. Isaacson

Chief Operating Officer & Executive Vice President, Cboe Global Markets, Inc.

On the SIP question, so obviously, we'll get trade revenue from that for reporting trades that happen through periodic auctions. I don't believe there are going to be any quote revenue.

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Richard Henry Repetto

Analyst, Piper Sandler & Co.

Understood. And one last quick comment. Since you brought up the [indiscernible] (01:13:55- 01:14:05).

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Edward T. Tilly

Chairman, President & Chief Executive Officer, Cboe Global Markets, Inc.

Rich, you're breaking up on us.

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Richard Henry Repetto

Analyst, Piper Sandler & Co.

Okay. I'll pass. Thank you, Ed.

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Edward T. Tilly

Chairman, President & Chief Executive Officer, Cboe Global Markets, Inc.

Put more quarters in that machine, Rich. We can't hear you.

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Richard Henry Repetto

Analyst, Piper Sandler & Co.

Thanks so much.

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Operator: And the next question is also a follow-up from Kyle Voigt with KBW.

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Kyle Voigt

Analyst, Keefe, Bruyette & Woods, Inc.

Hey. Thanks for taking the follow-up. Just for Brian on expenses. So, last quarter, you mentioned that we should annualize the 4Q expenses as a good jumping-off point to model 2021 operating expenses. With the updated guidance today, you noted that you have some extra costs, I think $3 million in the back half of the year that are kind of nonrecurring. But if we back those out, is that annualized 4Q expense run rate still the best way to model 2021 or model it as the jumping-off point for 2021 expenses?

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Brian N. Schell

Executive Vice President, Chief Financial Officer & Treasurer, Cboe Global Markets, Inc.

I think that's still going to be the primary base for being able to model 2021 because it's going to have all of the – our information services group in there, we'll have, hopefully, MATCHNow in there. We'll have EuroCCP in there. We'll have a better baseline of, I'll call it, core or existing in there. So, I still think that's going to be the best

Exhibit 99.2

jumping-off point. The percentage changes, the way people have traditionally modeled expenses and say, what was this, and then you have X amount of growth over the prior year. That will – the percentages may look a little tricky just because of the environment that we're in, and depending on where we are in fourth quarter relative to where we are at the pandemic and what the world looks like from that [ph] perspective (01:15:53). So. I still think that that's going to be our best starting point because it will have everything integrated in there. So, hopefully, that answers you, Kyle. Again, a good question.

But if there's not – if not a follow-up, please ask. But there was a question earlier on the EuroCCP first half performance. I did have a chance to – people have fed a little bit information back. It looks like the first half performance on revenues, again, these are all unaudited and everything else, but it looks like the top-line revenue was about a 60% increase over the prior year in the first half for EuroCCP. So, I wanted to mention that to folks. And obviously, that will fall to the operating leverage to the bottom line impact as well. But again, as I mentioned, they had a very strong first quarter with the activity and that had definitely showed up in their results in the first half of the year.

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Kyle Voigt

Analyst, Keefe, Bruyette & Woods, Inc.

Sorry, Brian. Did you say 60%, 6-0?

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Brian N. Schell

Executive Vice President, Chief Financial Officer & Treasurer, Cboe Global Markets, Inc.

Yes.

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Kyle Voigt

Analyst, Keefe, Bruyette & Woods, Inc.

Okay. Thank you. All right.

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Operator: Thank you. And that does conclude the question-and-answer session. I would like to return to floor to management for any closing comments.

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Deborah L. Koopman

Vice President-Investor Relations, Cboe Global Markets, Inc.

Thanks, Keith. Thanks, everybody, for calling in this morning. We appreciate your time and continued interest in Cboe.

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Operator: Thank you. That concludes today's teleconference. Thank you for attending the presentation and you may now disconnect your lines.

Exhibit 99.2

Cautionary Statements Regarding Forward-Looking Information

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. You can identify these statements by forward-looking words such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. All statements that reflect our expectations, assumptions or projections about the future other than statements of historical fact are forward-looking statements. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements.

We operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Some factors that could cause actual results to differ include: the impact of the novel coronavirus (“COVID-19”) pandemic, including changes to trading behavior broadly in the market; the loss of our right to exclusively list and trade certain index options and futures products; economic, political and market conditions; compliance with legal and regulatory obligations; price competition and consolidation in our industry; decreases in trading volumes, market data fees or a shift in the mix of products traded on our exchanges; legislative or regulatory changes; our ability to protect our systems and communication networks from security risks, cybersecurity risks, insider threats and unauthorized disclosure of confidential information; increasing competition by foreign and domestic entities; our dependence on and exposure to risk from third parties; fluctuations to currency exchange rates; our index providers’ ability to maintain the quality and integrity of their indexes and to perform under our agreements; our ability to operate our business without violating the intellectual property rights of others and the costs associated with protecting our intellectual property rights; our ability to attract and retain skilled management and other personnel; our ability to minimize the risks, including our credit and default risks, associated with operating a European clearinghouse; our ability to accommodate trading volume and transaction traffic, including significant increases, without failure or degradation of performance of our systems; misconduct by those who use our markets or our products; challenges to our use of open source software code; our ability to meet our compliance obligations, including managing potential conflicts between our regulatory responsibilities and our for-profit status; damage to our reputation; the ability of our compliance and risk management methods to effectively monitor and manage our risks; our ability to manage our growth and strategic acquisitions or alliances effectively; restrictions imposed by our debt obligations; our ability to maintain an investment grade credit rating; impairment of our goodwill, long-lived assets, investments or intangible assets; and the accuracy of our estimates and expectations. More detailed information about factors that may affect our actual results to differ may be found in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended December 31, 2019 and other filings made from time to time with the SEC.

We do not undertake, and we expressly disclaim, any duty to update any forward-looking statement whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.